Exhibit (h)(7)

                                    AMENDMENT

                    TO TRANSFER AGENCY AND SERVICE AGREEMENT
                                     BETWEEN
                                 HIGHMARK FUNDS.
                                       AND
                       STATE STREET BANK AND TRUST COMPANY

This amendment is made effective as of the 1st day of February 2007 between Highmark Funds (the "Fund") and State Street Bank and Trust Company (the "Transfer Agent"). In accordance with ARTICLE 12 (AMENDMENT) of the Transfer Agency and Service Agreement between the Fund and the Transfer Agent dated as of February 15, 1997 (the "Agreement") the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. SCHEDULE A. The Schedule A to the Agreement dated November 6, 2006, is hereby replaced with the attached Schedule A dated February 1, 2007.

2. All defined terms and definitions in the Agreement shall be the same in this amendment (the "Amendment") except as specifically revised by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


HIGHMARK FUNDS                                       STATE STREET BANK AND
                                                     TRUST COMPANY
By: /s/ Greg Knopf                                   By: /s/ Joseph L. Hooley
   ------------------------------------------           ------------------------
                                                        Joseph L. Hooley
Name: Greg Knopf                                        Executive Vice President
     ----------------------------------------
Title: Vice President and Assistant Secretary
      ---------------------------------------




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                                   SCHEDULE A
                        TO THE TRANSFER AGENCY AGREEMENT
                        EFFECTIVE AS OF: FEBRUARY 1, 2007


HighMark California Tax-Free Money Market Fund (Fiduciary, Class S and Retail Shares)
HighMark Diversified Money Market Fund (Fiduciary, Class S and Retail Shares) HighMark U.S. Government Money Market Fund (Fiduciary, Class S and Retail Shares)
HighMark 100% U.S. Treasury Money Market Fund (Fiduciary, Class S and Retail Shares)
HighMark Balanced Fund (Fiduciary and Retail Shares)
HighMark Large-Cap Growth Fund (Fiduciary and Retail Shares)
HighMark Large Cap Value Fund, formerly, Income Equity Fund (Fiduciary and Retail Shares)
HighMark Bond Fund (Fiduciary and Retail Shares)
HighMark Value Momentum Fund (Fiduciary and Retail Shares)
HighMark National Intermediate Tax Free Bond Fund (Fiduciary and Retail Shares) HighMark California Intermediate Tax Free Bond Fund (Fiduciary and Retail Shares)
HighMark Small Cap Value Fund (Fiduciary and Retail Shares)
HighMark Core Equity Fund (Fiduciary and Retail Shares)
HighMark Small Cap Growth Fund (Fiduciary and Retail Shares)
HighMark International Opportunities Fund (Fiduciary, Class M and Retail Shares) HighMark Cognitive Value Fund (Fiduciary, Class M and Retail Shares)
HighMark Enhanced Growth Fund (Fiduciary, Class M and Retail Shares)
HighMark Short Term Bond Fund (Fiduciary and Retail Shares)
HighMark Income Plus Allocation Fund (Fiduciary and Retail Shares)
HighMark Growth & Income Allocation Fund (Fiduciary and Retail Shares)
HighMark Capital Growth Allocation Fund (Fiduciary and Retail Shares)
HighMark Diversified Equity Allocation Fund (Fiduciary and Retail Shares) HighMark Small Cap Advantage Fund (Fiduciary and Retail Shares)


HIGHMARK FUNDS                               STATE STREET BANK AND TRUST COMPANY

By: /s/ Greg Knopf                             By: /s/ Joseph L. Hooley
   --------------------------------               --------------------------
Name: Greg Knopf                               Joseph L. Hooley
     ------------------------------
Title: Vice President and Assistant            Executive Vice President
      -----------------------------
         Secretary
         ---------